Exhibit 99.1

     ProAssurance Reports Results for the Second Quarter of 2006

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Aug. 8, 2006--ProAssurance
Corporation (NYSE: PRA):

    SUMMARY

    ProAssurance Corporation reports Net Income for the second quarter of 2006 of $30.0 million, or $0.90 per diluted share. For the six months ended June 30, 2006 Net Income was $167.3 million, or $4.95 per diluted share. (Year-to-Date Net Income includes $109.4 million, or $3.21 per diluted share related to the sale of the ProAssurance Personal Lines business, all of which was recognized in the first quarter.) Through the first six months of 2006, cash flow from continuing operations was $97 million. Book value per share increased to $29.17 at June 30, 2006. ProAssurance also reported quarter-over-quarter growth of 3% in Gross Premiums Written due to the Company's purchase of NCRIC, Inc. a year ago. ProAssurance believes premiums will continue to grow with the successful completion of its transaction with Physicians Insurance Company of Wisconsin, Inc. (PIC Wisconsin) on August 1, 2006.

    ProAssurance Corporation (NYSE: PRA) reports the following results for the quarter and six months ended June 30, 2006.


Unaudited Consolidated Financial Summary:
(in thousands, except per share data)

Continuing Operations(1)

                              Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                                  2006      2005       2006      2005
                              --------- ---------  --------- ---------
Gross Premiums Written       $ 106,805 $ 104,037  $ 288,991 $ 267,434
                              ========= =========  ========= =========
Net Premiums Written         $  96,381 $  91,506  $ 268,962 $ 244,149
                              ========= =========  ========= =========
Net Premiums Earned          $ 137,420 $ 126,203  $ 279,850 $ 254,931
                              ========= =========  ========= =========
Net Investment Income        $  35,637 $  23,303  $  69,999 $  46,080
                              ========= =========  ========= =========
Net Realized Investment
 Gains (Losses)              $    (754)$     680  $    (610)$   1,933
                              ========= =========  ========= =========
Total Revenues               $ 173,792 $ 151,367  $ 351,983 $ 305,338
                              ========= =========  ========= =========
Guaranty Fund Assessments    $     995 $    (212) $   1,060 $    (114)
                              ========= =========  ========= =========
Interest Expense             $   2,632 $   2,031  $   5,188 $   4,167
                              ========= =========  ========= =========
Total Expenses               $ 131,656 $ 126,661  $ 271,797 $ 261,035
                              ========= =========  ========= =========
Tax Expense                  $  12,145 $   6,395  $  22,360 $  11,396
                              ========= =========  ========= =========
 Income From Continuing
  Operations(1)              $  29,991 $  18,311  $  57,826 $  32,907
                              --------- ---------  --------- ---------
Discontinued Operations(1)
 Income From Discontinued
  Operations                 $       - $   9,154  $ 109,441 $  16,495
                              --------- ---------  --------- ---------
Net Income
Net Income                   $  29,991 $  27,465  $ 167,267 $  49,402
                              ========= =========  =========== =======

(1) Results from Personal Lines are reported as discontinued operations in all periods presented. The sale of that business was effective January 1, 2006. All other data is attributable to continuing operations from our Professional Liability business.

    -- Gross Premiums Written were higher quarter-over-quarter and year-over-year due to our acquisition of NCRIC, Inc. in August 2005.

    -- Policyholder retention continued to move upward, to 88% in the second quarter,

    -- Premiums on renewing policies were higher by 5% in the quarter and 4% higher year-to-date, compared to year-ago periods.

    -- Prior accident years, primarily 2003 and 2004, continue to show favorable claim severity results, producing favorable net reserve development of $8.0 million in the quarter. Favorable net reserve development stands at $12.0 million year-to-date.

Earnings Per Share:

                                       Three Months   Six Months Ended
                                           Ended
                                          June 30,        June 30,
                                        2006    2005    2006    2005
                                       ------- ------- ------- -------
Weighted average number of
 common shares outstanding
    Basic                              31,195  29,386  31,175  29,302
    Diluted                            34,065  32,205  34,060  32,138
Earnings per share (Basic)
 Income From Continuing Operations    $  0.96 $  0.62 $  1.86 $  1.13
 Income From Discontinued Operations        -    0.31    3.51    0.56
                                       ------- ------- ------- -------
 Net Income per share (Basic)         $  0.96 $  0.93 $  5.37 $  1.69
                                       ======= ======= ======= =======
Earnings per share (Diluted)
 Income From Continuing Operations    $  0.90 $  0.59 $  1.74 $  1.07
 Income From Discontinued Operations        -    0.29    3.21    0.51
                                       ------- ------- ------- -------
 Net Income per share (Diluted)       $  0.90 $  0.88 $  4.95 $  1.58
                                       ======= ======= ======= =======

   -- Net Income per Diluted Share was reduced $0.02 in the quarter by a hurricane-related Guaranty Fund Assessment from the State of Florida for all non-property lines of business.


Key Ratios (Continuing Operations):

                                Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                   2006      2005      2006      2005
                              ----------------------------------------
Net Loss Ratio                     75.0%     81.7%     76.6%     83.8%
Expense Ratio                      18.9%     17.0%     18.7%     17.0%
                              ----------------------------------------
Combined Ratio                     93.9%     98.7%     95.3%    100.8%
                              ========================================
Operating Ratio                    68.0%     80.2%     70.3%     82.7%
                              ========================================
Return on Equity                   13.3%     11.5%     13.8%     10.3%
                              ========================================


Cash Flow Analysis:

                                Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                  2006      2005      2006     2005
                                --------- --------- --------- --------
Cash Provided by Insurance
 Operations                   $  30,942 $  69,295 $ 147,040  $163,084
Net Purchases of Trading
 Portfolio Securities           (49,992)     (296)  (50,294)     (569)
                                --------- --------- --------- --------
Net Cash Provided by Operating
 Activities                   $ (19,050)$  68,999 $  96,746  $162,515
                                ========= ========= ========= ========

    --  Net Cash Provided by Operating Activities (Operating Cash
        Flow) was affected by a $50 million investment in a portfolio of trading securities in the second quarter of 2006. While this is part of our investing strategy, accounting standards require us to show it as a deduction in Operating Cash Flow. Excluding this investment allocation, our insurance operations provided Cash Flow of $31 million.

Balance Sheet Highlights:

                                              June 30,    December 31,
                                                2006         2005
                                           ---------------------------
Stockholders' Equity                       $    910,003  $    765,046
Total Investments (Continuing Operations)  $  3,074,849  $  2,614,319
Total Assets (Continuing Operations)       $  3,802,751  $  3,341,600
Policy Liabilities (Continuing Operations) $ 2,646,603 $ 2,572,008 Accumulated Other Comprehensive Income
 (Loss)                                    $    (37,493) $     (8,834)
Goodwill (Continuing Operations)           $     29,490  $     29,494
Book Value per Share                       $      29.17  $      24.59

    PIC Wisconsin Acquisition

    The merger of PIC Wisconsin into ProAssurance was effective August 1, 2006. Integration planning has been underway for several months and is moving forward as expected. PIC Wisconsin will operate as the northwestern hub for our Professional Liability Group, giving us a market leading position in Wisconsin, while strengthening our existing business in Illinois, Iowa and Kansas. PIC Wisconsin also brings business from Minnesota, Nebraska, South Dakota and Nevada into ProAssurance.
    Under terms of the PIC Wisconsin transaction we will be issuing 1,991,481 shares of ProAssurance stock to current PIC Wisconsin shareholders. Each PIC Wisconsin shareholder will receive 102.75 shares of ProAssurance stock for each share of PIC Wisconsin stock they now own. Instructions for the conversion will be mailed no later than August 14, 2006.

    Conference Call Information

    --  Live: Tuesday, August 8, 2006, 10:00 AM ET. Dial (800)
        262-1292 or (719) 457-2680 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

    -- Replay: Telephone, through August 18, 2006 at (888) 203-1112 or (719) 457-0820, using access code 4826529. An internet replay will be available through August 31, 2006 at ProAssurance.com and Streetevents.com. A podcast replay will be available on a free subscription basis through a link on the home page of the ProAssurance website.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance Company, Inc.
    A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group and our principal professional liability subsidiaries, except NCRIC, Inc., which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong"), with the exception of NCRIC, Inc. which is rated "BBB+." Fitch assigns a rating of "A-" to ProAssurance.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will" and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.
    Forward-looking statements relating to our business include among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, payment or performance of obligations under indebtedness, payment of dividends, and other matters.
    In addition, forward-looking statements may also relate to the merger between ProAssurance and PIC Wisconsin, Inc. as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance, and business of the combined company including, without limitation, statements relating to the benefits of the merger, such as future financial and operating results, cost savings, enhanced revenues, and the accretion to reported earnings that may be realized from the merger and statements regarding certain of ProAssurance's and/or PIC Wisconsin's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance.
    These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- General economic conditions, either nationally or in our market area, that are worse than anticipated;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  price competition;

    --  inflation and changes in the interest rate environment;

    -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of health care changes, including managed care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board;

    --  changes in our organization, compensation and benefit plans;
        and

    -- any other factors listed or discussed in the reports we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

    Factors relating to the transaction with PIC Wisconsin:

    -- The business of ProAssurance and PIC Wisconsin may not be combined successfully, or such combination may take longer to accomplish than expected;

    -- the cost savings from the merger may not be fully realized or may take longer to realize than expected; and

    -- operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, including the Registration Statement filed on February 15, 2006 and updated on June 2, 2006, as well as our most recent Forms 10K and 10Q.
    We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com